UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

LUSTROS INC.

(Exact name of Registrant as specified in its charter)

Utah	000-30215	45-5313260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9025 Carlton Hills Blvd. Ste. A

Santee, CA 92071

(Address of principal executive offices)

Phone: (619) 449-4800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS

On April 1, 2014, Lustros, Inc. (the “Company”) filed a Form 12b-25 extending the time to file its Form 10-K to April 15, 2014. The Company was not able to comply with the filing of its Form 10-K by the extended deadline due to the delay in receipt of financial information from its Chilean subsidiaries. As of May 22, 2014, the Company received the requisite financial data from its Chilean subsidiaries to prepare consolidated GAAP financial statements and has begun the process of preparing consolidated financial statements and the requisite audit. Once the audit is complete, the Company will file its Form 10-K for the year ended December 31, 2013 and will complete its reviewed financial statements for the quarter ended March 31, 2014 and file its Form 10-Q for the first quarter of 2014. The Company expects to bring its periodic reports for the periods ended December 31, 2013 and March 31, 2014 current and to file its Form 10-Q for the quarter ended June 30, 2014, no later than the due date for its second quarter 2014 Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: May 28, 2014	By: /s/ Trisha Malone
Trisha Malone
Chief Financial Officer